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                                                                    EXHIBIT 23.3

    We hereby consent to the use in the Registration Statement on Form S-4 of United Pan-Europe Communications N.V. our report dated September 11, 1998, relating to the financial statements of N.V. Telekabel Beheer, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                        PricewaterhouseCoopers N.V.

Arnhem, The Netherlands
October 26, 1999